Exhibit 99.1

ALLERGAN, INC. AND SPECTRUM PHARMACEUTICALS, INC. ANNOUNCE COLLABORATION

AGREEMENT FOR APAZIQUONE (EOQUIN®)

•	Apaziquone is Currently Being Investigated for the Treatment of Non-Muscle Invasive Bladder Cancer

•	Spectrum to Receive $41.5 Million at Closing and up to $304 Million in Milestone Payments

•	Spectrum to Share Profits and Expenses Equally in the United States and Receive Royalties on Allergan’s Sales Outside of the United States

IRVINE, California – October 29, 2008 – Allergan, Inc. (NYSE: AGN) and Spectrum Pharmaceuticals, Inc. (NasdaqGM: SPPI) today announced signing an exclusive collaboration for the development and commercialization of apaziquone, an antineoplastic agent currently being investigated for the treatment of non-muscle invasive bladder cancer by intravesical instillation.

Non-muscle invasive bladder cancer is a form of bladder cancer localized in the surface layers of the bladder that has not spread to the deeper muscle layer. Approximately 70% of all patients newly diagnosed with bladder cancer have non-muscle invasive bladder cancer.1 More than one million patients in the United States and Europe are estimated to be affected by the disease, which is treated predominantly by urologists.2

Spectrum is currently conducting two Phase 3 clinical trials to explore apaziquone’s safety and efficacy as a potential treatment for non-muscle invasive bladder cancer following surgery. Spectrum expects to complete enrollment by year-end 2009.

Under the terms of the agreement, Allergan will pay Spectrum $41.5 million at closing and will make additional payments of up to $304 million based on the achievement of certain development, regulatory and commercialization milestones. Spectrum retained exclusive rights to apaziquone in Asia, including Japan and China. Allergan received exclusive rights to apaziquone for the treatment of bladder cancer in the rest of the world, including the United States, Canada and Europe. In the United States, Allergan and Spectrum will co-promote apaziquone and share in its profits and expenses. Allergan will also pay Spectrum royalties on all of its apaziquone sales outside of the United States. Spectrum will continue to conduct the apaziquone clinical trials pursuant to a joint development plan, with Allergan bearing the majority of these expenses.

“Today’s announcement represents closure of our very deliberate process to select the right partner for apaziquone,” said Rajesh C. Shrotriya, Chairman of the Board and Chief Executive Officer of Spectrum Pharmaceuticals, Inc. “With Allergan’s strategic focus on building a strong urology franchise and track record of success in pharmaceutical development and commercialization, particularly in creating and leading new markets, we are convinced that this constitutes an ideal partnership.”

“The addition of apaziquone to our urologics pipeline portfolio reflects our further commitment to pursuing innovative treatments in specialty markets where there is a high unmet need and significant growth potential,” said David E. I. Pyott, Chairman of the Board and Chief Executive Officer of Allergan, Inc. “Allergan looks forward to working with Spectrum in developing novel treatments for bladder

[1]	Kirkali Z, et al. Bladder Cancer: Epidemiology, Staging and Grading, and Diagnosis. Urology 66 (Suppl 6A): 4-34, 2005.
[2]	For U.S. see National Cancer Institute. Bethesda, MD, http://seer.cancer.gov/statfacts/html/urinb.html accessed 10-23-2008; For Europe see Globocan 2002 database, http://www-dep.iarc.fr/ accessed 10-23-2008.

157 Technology Dr • Irvine, California 92618 • Tel: 949-788-6700 • Fax: 949-788-6706 • www.spectrumpharm.com • NASDAQ: SPPI cancer, and we believe apaziquone, if approved, has the potential to represent a meaningful advancement to urologists and patients in the current bladder cancer treatment paradigm.”

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals, Inc. is a biopharmaceutical company that acquires, develops and commercializes a diversified portfolio of drug products, with a focus on oncology and urology. Its strategy is comprised of acquiring and developing a broad and diverse pipeline of late-stage clinical and commercial products; establishing a commercial organization for Spectrum’s approved drugs; continuing to build a team with people who have demonstrated skills, passion, commitment and have a track record of success in developing drugs and commercialization in its areas of focus; and leveraging the expertise of partners around the world to assist Spectrum in the execution of its strategy.

About Allergan, Inc.

Founded in 1950, Allergan, Inc., with headquarters in Irvine, California, is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential – to see more clearly, move more freely, express themselves more fully. The Company employs more than 8,500 people worldwide and operates state-of-the-art R&D facilities and world-class manufacturing plants. In addition to its discovery-to-development research organization, Allergan has global marketing and sales capabilities with a presence in more than 100 countries.

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Allergan, Inc. and Spectrum Pharmaceuticals, Inc. Forward-Looking Statements

This press release contains “forward-looking statements,” including statements by Mr. Shrotriya and Mr. Pyott and other statements regarding the safety, effectiveness, development timing and market potential associated with apaziquone and other pharmaceutical products. If the underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Allergan’s or Spectrum’s expectations and projections. Risks and uncertainties include, among other things, general industry and pharmaceutical market conditions; technological advances and patents attained by competitors; challenges inherent in the research and development and regulatory processes; challenges related to product marketing, such as the unpredictability of market acceptance for new products; inconsistency of treatment results among patients; the potential for product failures; potential difficulties in manufacturing new products; governmental laws and regulations affecting domestic and foreign operations; and the ongoing success of the collaboration. Allergan and Spectrum expressly disclaim any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning these and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2007 Form 10-K and Allergan’s Form 10-Q for the quarter ended June 30, 2008. Copies of Allergan’s press releases and additional information about Allergan are available on the World Wide Web at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714.246.4636.

Additional information concerning these and other risk factors can also be found in press releases issued by Spectrum, as well as in its filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Spectrum’s 2007 Form 10-K and Spectrum’s Form 10-Q for the quarter ended June 30, 2008. Copies of Spectrum’s press releases, filings as well as additional information about the company, are available at www.spectrumpharm.com or you can contact Spectrum’s Investor Relations Department by calling 949.788.6700.

SPECTRUM PHARMACEUTICALS, INC. ® and EOquin® are registered trademarks of Spectrum Pharmaceuticals, Inc., TURNING INSIGHTS INTO HOPE™ and the Spectrum Pharmaceuticals’ logos are trademarks owned by Spectrum Pharmaceuticals, Inc.

© 2008 Spectrum Pharmaceuticals, Inc. All Rights Reserved.

Allergan, Inc. Contacts

Jim Hindman 714.246.4636 (investors)

Joann Bradley 714.246.4766 (investors)

Emil Schultz 714.246.4474 (investors)

Caroline Van Hove 714.246.5134 (media)

Heather Katt 714.246.6224 (media)

Spectrum Pharmaceuticals, Inc. Contacts

Russell Skibsted

SVP & Chief Business Officer

949.788.6700

Paul Arndt

Manager, Investor Relations

949.788.6700